Exhibit 99.2

Form of Notice of Guaranteed Delivery

RHODIA

NOTICE OF GUARANTEED DELIVERY

10 ¼% Senior Notes due 2010

10 ½% Senior Notes due 2010

that have been registered under the Securities Act of 1933 for any and all

Original 10 ¼% Senior Notes due 2010

Original 10 ½% Senior Notes due 2010

As set forth in the prospectus dated       , 2004, of Rhodia and in the accompanying letter of transmittal and instructions thereto, this form or one substantially equivalent hereto must be used to accept Rhodia’s offer to exchange 10 ¼% senior notes due 2010 and 10 ½% senior notes due 2010 that have been registered under the Securities Act of 1933, as amended, for any and all outstanding original 10 ¼% senior notes due 2010 and 10 ½% senior notes due 2010 issued on May 17, 2004, if (i) certificates representing the original notes to be tendered for exchange are not lost but are not immediately available, (ii) time will not permit the letter of transmittal, certificates representing such original notes or other required documents to reach the applicable exchange agent prior to the Expiration Date (as defined herein) or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined in the letter of transmittal) by mail or hand delivery or transmitted, via telegram, telex or facsimile, to the applicable exchange agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the prospectus.

The exchange offer for the original dollar notes will expire at 5:00 p.m., New York City time, and the exchange offer for the original euro notes will expire at 4:00 p.m., Luxembourg time, on     , 2004 (the “Expiration Date”) unless the offer is extended by Rhodia. Tenders of original dollar notes may be withdrawn at any time prior to 5:00 p.m., New York City time, and tenders of original euro notes may be withdrawn at any time prior to 4:00 p.m., Luxembourg time, on the Expiration Date.

To: The Bank of New York, Exchange Agent	or	To: The Bank of New York (Luxembourg) S.A., Exchange Agent
By Hand or Overnight Courier:
30 Cannon Street		The Bank of New York (Luxembourg) S.A.
London EC4M 6XH		Aerogolf Centre
United Kingdom		1A, Hoehenhof
Attention Julie McCarthy		L-1736 Senningerberg
/ Amanda Smith		Luxembourg
Attention: Corporate Trust Services
By Facsimile Transmission:
+44 207 964 6513 / 7235		+352 2634 0571
Confirm by Telephone:
+44 207 964 6369 / 7294		+ 352 2634 771

To: The Bank of New York, Dollar Notes Exchange Agent
101 Barclay Street – 7 East
New York, NY 10286
Attention: Giselle Guadalupe
By Facsimile Transmission:
(212) 298-1915
Confirm by Telephone:
(212) 815-6331

Delivery of this instrument to an address, or transmission via facsimile with confirmation, other than to the applicable exchange agent as set forth above will not constitute a valid delivery.  The method of delivery of all documents, including certificates, is at the risk of the holder.  If delivery is by mail, we recommend registered mail with return receipt requested, properly insured.  You should read the instructions accompanying the letter of transmittal carefully before you complete this notice of guaranteed delivery.

This instrument is not to be used to guarantee signatures.  If a signature on the letter of transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tender(s) to Rhodia, upon the terms and subject to the conditions of the exchange offer as set forth in the prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amounts of original notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus.

The undersigned understands that tenders of original notes will be accepted only in authorized denominations.  The undersigned understands that tenders of original dollar notes pursuant to the exchange offer may not be withdrawn after 5:00 p.m., New York City time and that tenders of original euro notes pursuant to the exchange offer may not be withdrawn after 4:00 p.m. Luxembourg time, on the Expiration Date.  Tenders of original notes may be withdrawn if the exchange offer is terminated or as otherwise provided in the prospectus.

The undersigned understands that the exchange of original notes for exchange notes will only be made after receipt by the applicable exchange agent, within three (3) business days of the Expiration Date, of:

(i)      a properly completed and duly executed letter of transmittal (or a facsimile thereof) with any required signature guarantees, or an agent’s message in lieu thereof, and

(ii)     certificates representing the original notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such original notes into the exchange agent’s account at The Depository Trust Company, Euroclear or Clearstream, pursuant to the procedure for book-entry transfer set forth in the prospectus).

All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Principal amount of original 10 ¼% senior	Date:
notes due 2010 tendered:*

Principal amount of original 10 ½% senior notes due 2012 tendered.**

Certificate no(s). of original notes (if available):	Name(s) of registered holder(s):

Address:

Area code and telephone no.:

If original notes will be delivered by book-entry transfer at The Depository Trust Company, Euroclear or Clearstream, insert account no.:	Signature(s) of registered holder(s) or authorized signatory:

*      Must be in denominations of principal amount of $1,000, and any integral multiple thereof.

**   Must be in denominations of principal amount of €1,000, and any integral multiple thereof.

This notice of guaranteed delivery must be signed by the registered holder(s) of original notes exactly as its (their) name(s) appear on certificates for original notes or on a security position listing as the owner of original notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)

Name:

Capacity:

Address(es):

Do not send original notes with this form.  Original notes should be sent to the applicable exchange agent, together with a properly completed and duly executed letter of transmittal.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that each holder of original notes on whose behalf this tender is being made “own(s)” the original notes covered hereby within the meaning of Rule 13d-3 under the Exchange Act, (b) represents that such tender of original notes complies with such Rule 14e-4, and (c) guarantees that, within three (3) business days from the date of this notice of guaranteed delivery, a properly completed and duly executed letter of transmittal (or a facsimile thereof), or an agent’s message in lieu thereof, together with certificates representing the original notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such original notes into the exchange agent’s account at The Depository Trust Company, Euroclear or Clearstream, pursuant to the procedure for book-entry transfer set forth in the prospectus) and any other required documents will be deposited by the undersigned with the appropriate exchange agent.

The undersigned acknowledges that it must deliver the letter of transmittal, or an agent’s message in lieu thereof, and original notes tendered hereby to the appropriate exchange agent within the time period set forth and that failure to do so could result in financial loss to the undersigned.

Name of Firm:	Authorized Signature:

Address:	Name

Title:

Area Code and Telephone No.